DEALER MANAGER AGREEMENT

COTTONWOOD COMMUNITIES, INC.
6340 South 3000 East, Suite 500
Salt Lake City, Utah 84121

November 4, 2021

Orchard Securities, LLC
365 Garden Grove Lane, Suite 100
Pleasant Grove, Utah 84062

Re:    Dealer Manager Agreement

Ladies and Gentlemen:

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Cottonwood Communities, Inc., a Maryland corporation (the “Company”) and Orchard Securities, LLC (the “Dealer Manager”).
The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of any combination of Class T shares, Class D shares, and Class I shares of Common Stock in the primary portion of the offering (the “Primary Offering”) and Class T shares, Class D shares, Class I shares, Class A shares and Class TX shares of Common Stock (collectively, the “Shares”) pursuant to the Company’s distribution reinvestment plan (the “DRP”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 2.2 below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to the Primary Offering and the Company's DRP. In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company is offering to the public three classes of Shares, Class T shares, Class D shares and Class I shares, in the Primary Offering and the DRP, and also offering Class A shares and Class TX shares pursuant to the DRP. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) acceptable to the Company (the “Selling Group Members”) with whom the Dealer Manager has entered into or will enter into a Soliciting Dealer Agreement related to the distribution of Shares substantially in the form attached hereto as Exhibit A or such other form as approved by the Company (each a “Soliciting Dealer Agreement”) at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. For stockholders who participate in the Company’s DRP, the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class. The Shares sold through the DRP are to be issued and sold to stockholders of the Company at a purchase price equal to the offering price per Primary Offering share before any applicable selling commissions and dealer manager fees (the “transaction price”) of the applicable class of Shares on the date that the distribution is payable.
1.Appointment of the Dealer Manager.
1.1On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Dealer Manager is hereby appointed and agrees to sell the Shares in the Offering on an “best-efforts” basis. The Dealer Manager is authorized to enlist other Selling Group Members to sell the Shares.
1.2It is understood that no sale of the Shares shall be regarded as effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to accept or reject any subscription for the Shares in whole or in part. Subscriptions will be submitted by Dealer Manager and each Selling Group Member to the Company on a subscription agreement in the form filed as an appendix to the Prospectus (“Subscription Agreement”). The Company shall have a period of 30 days after receipt of the Subscription Agreement to accept or reject the Subscription Agreement. Any proposed subscription for the Shares not accepted within such 30 day period shall be deemed rejected. The Dealer Manager and the Selling Group Members will suspend or terminate offering Shares upon request of the Company at any time and will resume offering Shares upon subsequent request of the Company. Upon termination of the Offering, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.
1.3 Subject to the performance by the Company of all the obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Dealer Manager hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts to find subscribers that meet the financial qualification and suitability standards set forth in the Prospectus as amended and supplemented (the “Subscribers”) for the Shares.

1.4The Shares will be offered at the prices set forth in the Prospectus. The Company will pay all amounts due to the Dealer Manager pursuant to Section 7 of this Agreement other than the additional underwriting compensation expenses to be paid by CC Advisors III, LLC (the “Advisor”) in accordance with Section 7.9.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to the Dealer Manager that:
2.1The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, has all requisite power and authority to enter into this Agreement and has all requisite power and authority to conduct its business as described in the Prospectus.
2.2A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder, covering the Shares. Copies of such Registration Statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as finally amended at the effective date of the Registration Statement (included at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act which differs from the Prospectus on file at the Effective Date, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b). The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the rules and regulations of the SEC promulgated under the Securities Act included at any time as part of the registration statement. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC.
2.3No defaults exist in the due performance or observance of any material obligation, term, covenant or condition of any agreement or instrument to which the Company is a party or by which it is bound.
2.4On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 2.4 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, that are primarily within the knowledge of the Dealer Manager or any of the Selling Group Members and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
2.5No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the rules and regulations promulgated thereunder, FINRA or applicable state securities laws.

2.6At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided in the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.
2.7The Company intends to apply the net proceeds from the Offering received by it in the manner set forth in the Prospectus.
The representations and warranties made in this Section 2 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Company will immediately notify the Dealer Manager in writing of the fact which makes the representation or warranty untrue.
3.Covenants of the Company. The Company agrees that:
3.1The Company will deliver to the Dealer Manager such numbers of copies of the Registration Statement and Prospectus, with all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request for the purposes contemplated by federal and applicable state securities laws. The Company also will deliver to the Dealer Manager such number of copies of any printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”) as the Dealer Manager may reasonably request in connection with the Offering.
3.2Subject to the Dealer Manager’s actions and the actions of others in connection with the Offering, the Company will comply with all requirements imposed upon it by the Securities Act, the rules and regulations of the SEC promulgated thereunder, and by all applicable state securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, including timely filing a Prospectus with such state securities regulators when required, to permit the continuance of offers and sales of the Shares, in accordance with the provisions of this Agreement and in the Prospectus, and will amend or supplement the Prospectus (including filing such amendment or supplement with the SEC) in order to make the Prospectus comply with the requirements of federal and applicable state securities laws and regulations.
3.3If at any time when a Prospectus is required to be delivered under the Securities Act and the rules and regulations promulgated thereunder, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager), effect the preparation of an amended or supplemented Prospectus which will correct such statement or omission, and deliver to the Dealer Manager as many copies of such amended or supplemented Prospectus as the Dealer Manager may reasonably request.
3.4Upon request, the Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any SEC qualification and/or state law blue sky filing.
3.5The Company will: (i) file every amendment and supplement to the Registration Statement that may be required by the SEC and (ii) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager.

3.6The Company will disclose a per share estimated value of the Shares and related information in accordance with the applicable requirements of FINRA Rule 2310(b)(5). The Company will provide a copy of the forgoing information to the Dealer Manager simultaneously with the distribution of such information to the Shareholders.
4.Duties and Obligations of the Dealer Manager.
4.1The Dealer Manager will serve in a “best-efforts” capacity in the offering, sale and distribution of the Shares. The Dealer Manager may offer the Shares as an agent, but all sales shall be made by the Company, acting through the Dealer Manager as an agent, and not by the Dealer Manager as a principal. The Dealer Manager shall have no authority to appoint any person or other entity as an agent or sub-agent of the Dealer Manager or the Company, except to appoint Selling Group Members acceptable to the Company in its sole discretion. It is acknowledged that the Company may enter into selling agreements with non-commissioned registered investment advisors and, to the extent reasonably practicable, the Dealer Manager shall assist the Company and the registered investment advisors in completing any sales through the registered investment advisor.
4.2The Dealer Manager shall not execute any transaction in which a Subscriber invests in the Shares in a discretionary account without prior written approval of the transaction by the Subscriber.
4.3The Dealer Manager will comply in all respects with the subscription procedures and plan of distribution set forth in the Prospectus.
4.4The Dealer Manager shall complete all steps necessary to permit the Dealer Manager to perform its obligations under this Agreement pursuant to exemptions available under applicable federal law and applicable state laws. The Dealer Manager shall conduct all of its solicitation and sales efforts in conformity with applicable federal and state securities laws.
4.5The Dealer Manager will immediately bring to the attention of the Company any circumstance or fact which causes the Dealer Manager to believe the Registration Statement, or any other Authorized Sales Materials distributed pursuant to the Offering, or any information supplied by prospective Subscribers in their subscription materials, may be inaccurate or misleading.
4.6The Dealer Manager will terminate the Offering upon request of the Company at any time.
4.7The Dealer Manager shall enter into a Soliciting Dealer Agreement substantially in the form attached hereto as Exhibit A with each Selling Group Member, and shall not materially modify, amend or supplement the terms of the Soliciting Dealer Agreement without the prior written consent of the Company.
4.8The Dealer Manager is required to provide, or require the Selling Group Member to provide, each prospective Investor with a copy of the final Prospectus and any exhibits and appendices thereto.
4.9The Dealer Manager shall submit to FINRA (no later than three business days after filing with or submitting to the SEC or any state securities commission or other regulatory authority) a copy of the documents and information to be filed pursuant to FINRA Rule 5110(a)(4) with respect to each Offering; provided, however, any documents that are filed with the SEC through the SEC’s EDGAR System that are referenced in FINRA’s electronic filing system shall be treated as filed with FINRA, and provided, further, that the Company will provide a copy of any such documents to you in advance of its public distribution. No sales of Shares in an Offering shall commence unless such documents and information have been filed with and reviewed by FINRA and FINRA has provided an opinion that it has no objections to the proposed underwriting and other terms and arrangements with respect to such Offering.
4.10To the extent the Dealer Manager retains any offering documents or Subscription Agreements in electronic form, the Dealer Manager will store such electronic offering documents and Subscription Agreements in a non-rewriteable and non-erasable format.
4.11The Dealer Manager will take prompt action in the event of a security breach to (i) identify and locate the breach, (ii) secure the affected information, (iii) suspend the use of the particular device or technology that has been compromised until information security has been restored and (iv) provide notice of the security breach to any investor whose confidential personal information has been improperly accessed in connection with the security breach. Compliance with this item after the discovery of a security breach or any other breach of personal information shall not substitute or in any way affect other requirements or obligations, including notification, imposed on the Dealer Manager pursuant to applicable laws, regulations, or standards.
5.Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company that:
5.1The Dealer Manager is a duly organized Utah limited liability company.
5.2This Agreement, when executed by the Dealer Manager, will have been duly authorized and will be a valid and binding agreement of the Dealer Manager, enforceable in accordance with its terms.
5.3The consummation of the transactions contemplated herein and those contemplated by the Prospectus will not result in a breach or violation of any order, rule or regulation directed to the Dealer Manager by any court or any federal or state regulatory body or administrative agency having jurisdiction over the Dealer Manager or its affiliates.
5.4The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a member in good standing of FINRA, and a broker or dealer duly registered as such in any state where offers are made by the Dealer Manager. The Dealer Manager will comply with all applicable laws, regulations and requirements of the Securities Act, the Exchange Act, applicable state law and FINRA. The Dealer Manager and its employees and representatives involved in this Offering have all required licenses, registrations and permits.
5.5The Dealer Manager has reasonable grounds to believe, based on information made available to it by the Company, that all material facts are adequately and accurately disclosed in the Prospectus and provide an adequate basis for evaluating an investment in the Shares.
5.6This Agreement, or any supplement or amendment hereto, may be filed by the Company with the SEC, and may be filed with, and may be subject to the approval of, any applicable federal and applicable state securities regulatory agencies, if required.
5.7No agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of the Shares purchased by such person.

5.8The Dealer Manager’s acceptance of this Agreement constitutes a representation to the Company that the Dealer Manager has established and implemented anti-money-laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of the Shares.
5.9In the event the Dealer Manager becomes a Selling Group Member, the Dealer Manager shall comply with all requirements of the Selling Group Members as set forth in the Soliciting Dealer Agreement.
5.10The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that all information furnished or to be furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
The representations and warranties made in this Section 5 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties become untrue, the Dealer Manager will immediately notify the Company in writing of the fact which makes the representation or warranty untrue.
6.Covenants of the Dealer Manager.
6.1In connection with the Dealer Manager’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Selling Group Members will require that the Selling Group Members comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented, and Regulation Best Interest; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, including, but not in any way limited to, FINRA Rule 2121, FINRA Rule 2310 and FINRA Rule 5141; (d) all applicable rules and regulations relating to the suitability of the investors, including, without limitation, the provisions of Articles III.C and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (“NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement; and (f) this Agreement and the Prospectus as amended and supplemented.
6.2The Dealer Manager will not offer the Shares, and in its agreements with Selling Group Members will require that the Selling Group Members not offer Shares, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer Manager and any Selling Group Member offering Shares in such jurisdiction have all required licenses and registrations to offer Shares in that jurisdiction.
6.3The Dealer Manager will make, and in its agreements with Selling Group Members will require that Selling Group Members make, no representations concerning the Offering except as set forth in the Prospectus as amended and supplemented and in the Authorized Sales Materials.
6.4The Dealer Manager will offer Shares, and in its agreements with Selling Group Members will require that the Selling Group Members offer Shares, only to persons who meet the financial qualification and suitability standards set forth in the Prospectus as amended and supplemented or in any suitability letter or memorandum sent to the Dealer Manager by the Company. The Dealer Manager shall maintain, or in its agreements with Selling Group Members shall require the Selling Group Members to maintain, for at least six years following the termination of the Offering, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the DRP).
6.5Except for Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any person unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.
6.6The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.
6.7The Dealer Manager shall file all Authorized Sales Materials with FINRA, and shall provide written notice of (i) any comments on such Authorized Sales Materials provided by FINRA, and (ii) confirmation that FINRA has no objection to such Authorized Sales Materials.
6.8The Dealer Manager will permit a Selling Group Members to participate in the Offering only if such Selling Group Members is a member of FINRA.
7.Compensation. Subject to the limitations in this section, Section 9 and as provided in the “Plan of Distribution” section of the Prospectus, as compensation for services rendered by the Dealer Manager under this Agreement, the Dealer Manager will be entitled to receive from the Company, as appropriate:
7.1An upfront selling commission up to 3.0% of the transaction price of each Class T share sold by the Dealer Manager in the Primary Offering (“Class T Primary Sales”), all or a portion of which will be re-allowed to the Selling Group Members; provided, however, that this amount will be reduced to the extent a lower commission rate is negotiated with a Selling Group Member and the commission rate will be the lower agreed upon rate. No upfront selling commissions will be paid in respect of the purchase of any Class D shares, Class I shares or any DRP shares. To the extent not fully reallowed to the Selling Group Members, a portion of the selling commissions may be paid to certain wholesalers of the Dealer Manager, some of which are internal to the Advisor and its affiliates.
7.2An upfront dealer manager fee in an amount of 0.50% of the transaction price of the Class T Primary Sales, all or a portion of which may be re-allowed to the Selling Group Members. No upfront dealer manager fees will be paid in respect of the purchase of any Class D shares, Class I shares or any DRP shares. To the extent not fully reallowed to the Selling Group Members, a portion of the dealer manager fees may be paid to certain wholesalers of the Dealer Manager, some of which are internal to the Advisor and its affiliates.
7.3An upfront wholesaling fee in an amount of 1.85% of the transaction price of the Class T Primary Sales, each Class D share sold by Dealer Manager in the Primary Offering (“Class D Primary Sales”) and each Class I share sold by Dealer Manager in the Primary Offering (“Class I Primary Sales” and, together with Class T Primary Sales and Class D Primary Sales, the “Primary Sales”), a portion of which will be re-allowed to certain wholesalers, some of which are internal to the Advisor and its affiliates. Such wholesaling fee will be reduced to the extent selling commissions and dealer manager fees are not reallowed to Selling Group Members. No upfront wholesaling fee will be paid with respect to any DRP shares.
7.4Subject to Section 7.5 below, (i) a distribution fee with respect to outstanding Class T shares in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class T shares, and (ii) a distribution fee with respect to outstanding Class D shares in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. The distribution fees will accrue daily based on the number of outstanding Class T shares or Class D shares, as applicable. The Company will pay the distribution fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all or a portion of the distribution fee to any Selling Group Members who sold the Class T shares or Class D shares, as applicable, giving rise to a portion of such distribution fee to the extent the Soliciting Dealer Agreement with such Selling Group Member provides for such a reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Selling Group Member who sold the Class T shares or Class D shares, as applicable, giving rise to a portion of the distribution fee is no longer the broker-dealer of record with respect to such Class T shares or Class D shares, as applicable, then such Selling Group Member’s entitlement to the portion of the distribution fee related to such Class T shares or Class D shares, as applicable, shall cease, and Selling Group Member shall not receive the distribution fee for any portion of the month in which Selling Group Member is not the broker dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class T shares or Class D shares is made in connection with a change in the registration of record for such Class T shares or Class D shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then Selling Group Member shall be entitled to a pro rata portion of the distribution fees related to such Class T shares or Class D shares for the portion of the month for which Selling Group Member was the broker dealer of record. Thereafter, such distribution fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T shares or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Soliciting Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) with respect to such Class T shares or Class D shares and such Soliciting Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. The Dealer Manager may also reallow some or all of the distribution fee to other broker-dealers who provide services with respect to the Shares who shall be considered additional Servicing Dealers pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. Notwithstanding the foregoing, the Dealer Manager will rebate the distribution fee with respect to sales of the Class T shares or Class D shares to the Company to the extent a Selling Group Member or Servicing Dealer is not eligible to receive such distribution fee; provided that the Dealer Manager will retain the distribution fee to the extent it serves as broker-dealer of record with respect to such Shares; and provided further that the Dealer Manager will rebate the distribution fee to the Advisor to the extent the Advisor advanced such fee to the Dealer Manager for payment to a Selling Group Member or Servicing Dealer and the total amount of such advanced distribution fees has not been recouped. The Company will not pay the Dealer Manager a distribution fee with respect to Class I shares, Class A shares or Class TX shares.

7.5The Dealer Manager will cease receiving the distribution fee with respect to any Class T share or Class D share, as applicable, held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that total upfront selling commissions, upfront dealer manager fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% with respect to the Class T shares, or 8.0% with respect to the Class D shares (or for both classes, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a DRP). At the end of such month, such Class T share or Class D share in such account (including shares in such account purchased through the DRP or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share.
In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a DRP pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or DRP, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which the Company, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for the Company’s account through that primary offering. The Dealer Manager shall cease receiving the distribution fee with respect to any such share on the date such determination is made.
Further, if not already converted into Class I shares as described above, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the DRP or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity or the sale or other disposition of all or substantially all of the Company’s assets. The Dealer Manager will cease receiving the distribution fee with respect to any such share upon the occurrence of any of the above events. For purposes of this Agreement, the portion of the distribution fee accruing with respect to Class T and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
7.6The terms of any reallowance of selling commissions, dealer manager fees and distribution fees shall be set forth in the Soliciting Dealer Agreement or Servicing Agreement entered into with the Selling Group Members or Servicing Dealers, as applicable.
7.7The Dealer Manager may also sell the Shares as a Selling Group Member, thereby becoming entitled to selling commissions, distribution fees and dealer manager fees.

7.8If a sale of Shares is made by a registered investment advisor which requires a broker-dealer of record, the Dealer Manager agrees to act in such capacity. As compensation for such services, the Company will pay the Dealer Manager a cash fee of $3,000 per month, regardless of the volume of any such sales.
7.9In addition to the other items of underwriting compensation set forth in this Section 7, the Company will pay directly or reimburse the Dealer Manager, or will cause the Advisor to pay directly or reimburse the Dealer Manager, for the additional items of underwriting compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.
No upfront selling commissions, upfront dealer manager fees or wholesaling fees shall be payable on Shares sold pursuant to the DRP. No upfront selling commissions, dealer manager fees or distribution fees shall be payable on Class I shares.
Notwithstanding anything herein to the contrary, in no event shall total aggregate underwriting compensation payable in connection with an Offering, including but not limited to upfront selling commissions, upfront dealer manager fees, distribution fees, and wholesaling fees, exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in such Primary Offering in the aggregate.
The Company will not be liable or responsible to any Selling Group Member or Servicing Dealer for direct payment of upfront selling commissions, upfront dealer manager fees, distribution fees, or other payments to such Selling Group Member or Servicing Dealer; it is the sole and exclusive responsibility of the Dealer Manager for payment of such amounts to Selling Group Members and Servicing Dealers.
In addition, notwithstanding the foregoing provisions of this Section 7, the Company reserves the right, in its sole discretion, to refuse to accept any or all Subscription Agreements tendered by the Dealer Manager and/or to terminate the Offering of the Shares at any time.
8.Offering. The Offering of the Shares shall be at the applicable offering price and upon the terms and conditions set forth in the Prospectus (including any amendments or supplements thereto) and the exhibits and appendices thereto.
9.Conditions to Payment of Selling Commissions, Distribution Fees, Dealer Manager Fees, Wholesaling Fees and Expense Reimbursements; Timing of Payment.
9.1No upfront selling commissions, upfront dealer manager fees, distribution fees, wholesaling fees, or expense reimbursements or other compensation will be payable with respect to any Subscription Agreements that are rejected by the Company, or if the Company terminates the Offering for any reason whatsoever. No upfront selling commissions, upfront dealer manager fees, distribution fees, wholesaling fees, expense reimbursements or other compensation will be payable to the Dealer Manager with respect to any sale of the Shares by the Dealer Manager unless and until such time as the Company has received the total proceeds of any such sale and the Company has accepted the Subscription Agreement of such subscriber.
9.2Except as provided in Section 17, all other expenses incurred by the Dealer Manager in the performance of the Dealer Manager’s obligations hereunder, including, but not limited to, expenses related to the Offering of the Shares and any attorneys’ fees, shall be at the Dealer Manager’s sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.

9.3Upon the satisfaction of the conditions to payment described above, the applicable upfront selling commissions, upfront dealer manager fees and wholesaling fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T shares, Class D shares, and Class I shares, as applicable, in the Primary Offering. Dealer Manager shall provide prompt written notice to the Company of any lower selling commissions negotiated as described in Section 7.1 herein, and Dealer Manager agrees to promptly return to the Company any upfront selling commissions received by the Dealer Manager in excess of any applicable negotiated amounts.
10.Indemnification by the Company.
10.1To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the conditions and limitations set forth below, the Company, with respect to the Offering, agrees to indemnify and hold harmless the Dealer Manager and the Selling Group Members and their respective officers, directors and each person, if any, who controls such person within the meaning of Section 15 of the Securities Act (collectively, the “DMSG Parties”) against any and all loss, liability, claim, damage and expense whatsoever (“Loss”) arising out of or based upon:
10.1.1Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (each as from time to time amended and supplemented), or in any blue sky application or other document executed by the Company and filed in any jurisdiction in order to qualify the Shares under or exempt the Offering of the Shares from the registration or qualification requirements of the securities laws thereof (“Blue Sky Application”) or Authorized Sales Materials, unless any of the DMSG Parties know such statement to be untrue;
10.1.2The omission or alleged omission from the Registration Statement or Prospectus (each as from time to time amended and supplemented), any Blue Sky Application or Authorized Sales Materials of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless any of the DMSG Parties know such statement to be untrue;
10.1.3Any verbal or written representations made in connection with the Offering by the Company in violation of the Securities Act, or any other applicable federal or state securities laws and regulations; or
10.1.4The breach by the Company of any term, condition, representation, warranty or covenant in this Agreement.
10.2If any action is brought against any of the DMSG Parties in respect of which indemnity may be sought hereunder, the Dealer Manager or the Selling Group Members, as the case may be, shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action; provided, however, that the failure to notify the Company shall not affect the provisions in this Section 10 except to the extent such failure to notify the Company has a material and adverse effect on the defense of such claims. The affected DMSG Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Company’s expense and authorized in writing by the Company, provided that the Company will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.

10.3The Company agrees to promptly notify the Dealer Manager of the commencement of any litigation or proceedings against the Company or any of its managers, members, partners, officers or employees in connection with the Offering.
10.4The indemnity provided to the DMSG Parties pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Dealer Manager or Selling Group Member or any agent of the Dealer Manager or Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Dealer Manager or the Selling Group Member or any agent of the Dealer Manager or the Selling Group Member, and, further, shall not apply in any case if it is determined that the Dealer Manager or Selling Group Member was at fault in connection with the Loss.
10.5The foregoing indemnity provided to the DMSG Parties pursuant to this Section 10 is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of any DMSG Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Selling Group Member prior to such acceptance.
11.Indemnification by the Dealer Manager.
11.1Subject to the conditions set forth below, the Dealer Manager agrees to indemnify and hold harmless the Company, the Advisor and the Selling Group Members and their respective officers, directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each other person who has signed the Registration Statement, and each person, if any, who controls the Company, the Advisor or the Selling Group Members (collectively, the “CSGM Parties”), against any and all Loss arising out of or based upon:
11.1.1Any verbal or written representations in connection with the Offering made by the Dealer Manager or its representatives in violation of the Securities Act or the rules and regulations promulgated thereunder, or any other applicable federal or state securities laws and regulations;
11.1.2Any use of sales literature not authorized and approved by the Company, any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of Shares, or use of any sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction;
11.1.3The Dealer Manager’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, or the rules and regulations promulgated under both such acts, the applicable requirements and rules of FINRA, or any other applicable federal or state laws, rules or regulations; or
11.1.4The breach by the Dealer Manager of any term, condition, representation, warranty, or covenant of this Agreement.

11.2If any action is brought against the CSGM Parties in respect of which indemnity may be sought hereunder, the Company or the Selling Group Members shall promptly notify the Dealer Manager in writing of the institution of such action, and the Dealer Manager shall assume the defense of such action; provided, however, that the failure to notify the Dealer Manager shall not affect the provisions in this Section 11 except to the extent such failure to notify the Dealer Manager has a material and adverse effect on the defense of such claims. The affected CSGM Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at the Dealer Manager’s expense and authorized in writing by the Dealer Manager, provided that the Dealer Manager will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.
11.3The Dealer Manager agrees to promptly notify the Company of the commencement of any litigation or proceedings against the Dealer Manager or any of its managers, members, partners, officers or employees in connection with the Offering.
11.4The indemnity provided to the Company and the Advisor pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or the Advisor or any agent of the Company (other than the Dealer Manager), or any omission or alleged omission of a material fact required to be disclosed by the Company or the Advisor or any agent of the Company or the Advisor (other than the Dealer Manager).
11.5The indemnity provided to the Selling Group Member pursuant to this Section 11 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Selling Group Member or any agent of the Selling Group Member, or any omission or alleged omission of a material fact required to be disclosed by the Selling Group Member or any agent of the Selling Group Member.
12.Indemnification by the Selling Group Member.
12.1Subject to the conditions set forth below, each Selling Group Member agrees to indemnify and hold harmless the Company, the Advisor and the Dealer Manager and their respective officers, directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each other person who has signed the Registration Statement, and each person, if any, who controls the Company, the Advisor or the Dealer Manager (the “CMBD Parties”), against any and all Loss arising out of or based upon:
12.1.1Any verbal or written representations in connection with the Offering made by such Selling Group Member, its employees or affiliates in violation of the Securities Act or the rules and regulations promulgated thereunder, or any other applicable federal or state securities laws and regulations;
12.1.2Any use of sales materials or use of unauthorized verbal representations by such Selling Group Member, its employees or affiliates concerning the Offering in violation of the Soliciting Dealer Agreement or otherwise;
12.1.3Such Selling Group Member’s failure to comply with any of the applicable provisions of the Securities Act, the Exchange Act, or the rules and regulations promulgated under both such acts, the applicable requirements and rules of FINRA, or any other applicable federal or state laws, rules or regulations;

12.1.4The breach by such Selling Group Member of any term, condition, representation, warranty, or covenant of the Soliciting Dealer Agreement; or
12.1.5The failure by any Subscriber of a Share to comply with the Investor suitability requirements set forth in the section captioned “Suitability Standards” in the Prospectus.
12.2If any action is brought against the CMBD Parties in respect of which indemnity may be sought hereunder, the Company or the Dealer Manager shall promptly notify the applicable Selling Group Member in writing of the institution of such action, and the Selling Group Member shall assume the defense of such action; provided, however, that the failure to notify the Selling Group Member shall not affect the provisions in this Section 12 except to the extent such failure to notify the Selling Group Member has a material and adverse effect on the defense of such claims. The affected CMBD Parties shall have the right to employ counsel in any such case. The reasonable fees and expenses of such counsel shall be at such Selling Group Member’s expense and authorized in writing by such Selling Group Member, provided that such Selling Group Member will not be obligated to pay for legal fees and expenses for more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions.
12.3The Selling Group Member agrees to promptly notify the Company and the Dealer Manager of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member’s officers, directors, partners, affiliates or agents in connection with the Offering.
12.4The indemnity provided to the Dealer Manager pursuant to this Section 12 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Dealer Manager or any agent of the Dealer Manager, or any omission or alleged omission of a material fact required to be disclosed by the Dealer Manager or any agent of the Dealer Manager.
12.5The indemnity provided to the Company pursuant to this Section 12 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement or alleged untrue statement of material fact made by the Company or any agent of the Company (other than the Dealer Manager), or any omission or alleged omission of a material fact required to be disclosed by the Company or any agent of the Company (other than the Dealer Manager).
13.Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 10, 11 and 12 is for any reason held to be unavailable from the Company, the Dealer Manager or the Selling Group Members, as the case may be, the Company, the Dealer Manager and the Selling Group Members shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the Company, the Dealer Manager and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants in connection with the events described in Sections 10, 11 and 12, as the case may be, which resulted in such Loss, liabilities, claims, damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Dealer Manager and the Selling Group Members and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The parties and any person who controls the Company or the Dealer Manager shall also have rights to contribution under this Section 13.
14.Compliance. All actions, direct or indirect, by the Dealer Manager and its agents, members, employees and affiliates, shall conform to (i) requirements applicable to broker-dealers under federal and applicable state securities laws, rules and regulations, and (ii) applicable requirements and rules of FINRA.
15.Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.
15.1Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).
15.2Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.
15.3Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.
15.4Survivability. The provisions of this Section 15 shall survive the termination of this Agreement.
16.Survival of Provisions.
16.1Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at and through the termination of the Offering, and such representations, warranties and agreements by the Dealer Manager or the Company, including the indemnity agreements contained in Sections 10, 11 and 12 and the contribution agreements contained in Section 13 shall remain operative and in full force and effect regardless of any investigation made by the Dealer Manager, the Company and/or any controlling person, and shall survive the sale of, and payment for, the Shares.

16.2The respective agreements and obligations of the Company and the Dealer Manager set forth in Sections 6.1, 6.4, 6.6, 6.7, 10 through 13, 16, 17, 18 through 31 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.
17.Costs of Offering. Except for the compensation payable to the Dealer Manager described in Section 7, which are the sole obligations of the Company and the Advisor, as applicable, the Dealer Manager will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Dealer Manager to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as a broker-dealer, and the fees and costs of the Dealer Manager’s counsel. The Company agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses of the Company incident to filings with federal and state regulatory authorities and to the exemption of the Shares under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Prospectus and any amendment or supplement thereto.
18.Termination.

18.1Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Such termination shall not affect the indemnification agreements set forth in Sections 10, 11 and 12 or the contribution agreements set forth in Section 13 or the other sections referenced in Section 16.2 herein. Upon the expiration or earlier termination of this Agreement, the Dealer Manager will use reasonable efforts to cooperate with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor dealer manager of the operation and management of the services the Dealer Manager is providing to the Company under this Agreement, provided that the Company shall not be in material breach or default of this Agreement. The Dealer Manager will not be entitled to receive any additional payment in connection with the efforts described in the foregoing sentence.
18.2Upon termination of this Agreement, (a) the Company and the Advisor, as applicable, shall pay to the Dealer Manager all accrued amounts payable under Section 7 hereof at such time as such amounts become payable and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.
19.Governing Law. This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Utah without regard to conflict of law provisions.
20.Dispute Resolution. Any controversy arising out of or related to this Agreement or the breach thereof shall be settled by arbitration in Salt Lake County, Utah, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he desires that a matter be arbitrated. If the parties are unable within such 30 day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Salt Lake County office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney’s fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each party shall be entitled to discovery. Any action not resolved pursuant to the foregoing shall be brought only in a court of competent jurisdiction located in Salt Lake County, Utah.
21.Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.
22.Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.
23.Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the parties hereto.
24.Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Dealer Manager, shall be mailed or delivered to Orchard Securities, LLC, 365 Garden Grove Lane, Suite 100, Pleasant Grove, Utah 84062, and if sent to the Company shall be mailed or delivered to Cottonwood Communities, Inc., 1245 E. Brickyard Road, Suite 250, Salt Lake City, UT 84106. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.
25.Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 10, 11, 12 and 13, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.
26.Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.
27.Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.
28.Entire Agreement. This Agreement contains the entire understanding between the parties hereto and, other than as expressly set forth herein, supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.
29.Confirmation. The Company agrees to confirm all orders for purchase of Shares that are accepted by the Company and provide such confirmation to the Dealer Manager and the Selling Group Members. To the extent practicable and permitted by law, all such confirmations may be provided electronically.

30.Due Diligence. The Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offering. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company and the Dealer Manager will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the Dealer Manager and/or the Selling Group Members in connection with their due diligence review of the Offering are confidential and shall be maintained as confidential and not disclosed by the Dealer Manager or the Selling Group Members except to the extent such information is disclosed in the Prospectus.
31.Submission of Orders.
31.1The Dealer Manager will require in its agreements with each Selling Group Member that each Selling Group Member will instruct those persons who purchase Shares to make their checks or wire transfers (“instruments of payment”) payable to the Company. The Dealer Manager and each Selling Group Member will return any instrument of payment it receives not conforming to the foregoing instructions directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment received by the Dealer Manager or Selling Group Member that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:
31.2Where, pursuant to the Selling Group Member’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and instruments of payment are received from subscribers, instruments of payment will be transmitted by the end of the next business day following receipt by the Selling Group Member for deposit to the Company or its agent.
31.3Where, pursuant to the Selling Group Member’s internal supervisory procedures, final internal supervisory review is conducted at a different location, instruments of payment will be transmitted by the end of the next business day following receipt by the Selling Group Member to the office of the Selling Group Member conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office transmit such instruments of payment for deposit to the Company or its agent.
31.4Where the Dealer Manager receives investor proceeds, instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer Manager for deposit to the Company or its agent.

If the foregoing correctly sets forth the understanding between the Dealer Manager and the Company, please so indicate in the space provided below for that purpose, and return one of the signed copies of this letter agreement to the Company whereupon this letter agreement shall constitute a binding agreement among us.
[signature page follows]

Very truly yours,

COTTONWOOD COMMUNITIES, INC., a Maryland corporation

By:     /s/ Adam Larson

AGREED AND ACCEPTED:

ORCHARD SECURITIES, LLC, a Utah limited liability company

By:    /s/ Kevin Bradburn

Its:    CEO

Commission checks to be sent to:

Name:	Orchard Securities, LLC
Address:	365 Garden Grove Lane, Suite 100
Pleasant Grove, Utah 84062

Schedule 1

Registration Statement(s)

Registration Statement on Form S-11, Registration No. 333-258754

EXHIBIT A

ORCHARD SECURITIES, LLC
365 GARDEN GROVE LANE, SUITE 100
PLEASANT GROVE, UTAH 84062

FORM OF SOLICITING DEALER AGREEMENT
for Shares in
Cottonwood Communities, Inc.

_____________, 20____

Ladies and Gentlemen:
The undersigned, Orchard Securities, LLC, a Utah limited liability company (the “Dealer Manager”), has entered into the Dealer Manager Agreement (the “Dealer Manager Agreement”) with Cottonwood Communities, Inc., a Maryland corporation (the “Company”) for the sale to the public of shares of common stock, $0.01 par value per share (the “Common Stock”) of the Company, pursuant to which the Dealer Manager has agreed to use its best efforts to form and manage, as the Dealer Manager, a group of securities dealers (the “Selling Group Members”) for the purpose of soliciting offers for the purchase of the Shares (defined below). The Dealer Manager Agreement is attached as Exhibit A. Terms used but not otherwise defined in this Soliciting Dealer Agreement (this “Agreement”) have the same meanings as set forth in the Dealer Manager Agreement.
As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class D and/or Class I shares of Common Stock in the primary portion of the Offering (the “Primary Offering”) and Class T, Class D, Class I, Class A and Class TX shares of Common Stock pursuant to the Company’s distribution reinvestment plan (the “DRP”). The Class T shares, Class D shares, Class I shares, Class A shares and Class TX shares are collectively referred to herein as the “Shares”.
Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give the Selling Group Member written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and the Selling Group Member prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to the Selling Group Member details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Selling Group Member with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

You are invited to become a Selling Group Member and by your confirmation hereof you agree to act in such capacity and to use your best efforts, in accordance with the following terms and conditions, to find qualified investors (the “Investors”) for the Shares. By your acceptance of this Agreement, you will become one of the Selling Group Members and will be entitled to and subject to the indemnification and contribution provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Selling Group Members severally agree to indemnify and hold harmless the Company, the Advisor and the Dealer Manager for certain actions. The Shares will be offered at the prices and upon the terms set forth in the Prospectus (as amended and supplemented from time to time).
1.Selling Group Member Representations, Covenants and Agreements.
1.1You hereby confirm that you (i) are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) are qualified and duly registered to act as a broker-dealer within all states in which you will sell the Shares, (iii) are a broker-dealer duly registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) will maintain all such registrations and qualifications in good standing for the duration of your involvement in the Offering. You agree to immediately notify the Dealer Manager if you cease to be a member of FINRA in good standing.
1.2You hereby agree to solicit, as an independent contractor, and not as the Dealer Manager’s agent, or as an agent of the Company or its affiliates, persons acceptable to the Company to purchase the Shares pursuant to the suitability standards set forth in the Prospectus, the Subscription Agreement in the form filed as an appendix to the Prospectus (the “Subscription Agreement”), and in accordance with the other terms of the Prospectus, and to diligently make inquiries as required by this Agreement, the Prospectus or applicable law with respect to prospective Investors in order to ascertain whether a purchase of the Shares is suitable for the Investor. No Subscription Agreement shall be effective unless and until accepted by the Company, it being understood that the Company may accept or reject any Investor in its sole discretion and that the Company may terminate the Offering at any time for any reason.
1.3You understand that the offering of Shares is made on a “best-efforts” basis, as described in the Prospectus.
1.4You agree that before participating in the Offering, you will have reasonable grounds to believe, based on information made available to you by the Dealer Manager and/or the Company through the Prospectus, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Company and the Shares.

1.5You agree not to execute any transaction in which an Investor invests in the Shares in a discretionary account without prior written approval of the transaction by the Investor and the Dealer Manager.
1.6You agree to comply in all respects with the purchase procedures and plan of distribution set forth in the Prospectus. Further, you agree that although you may receive due diligence regarding the Offering from the Company in electronic form, you will not distribute to any prospective Investor or any other person any such due diligence material.
1.7All subscriptions solicited by you will be strictly subject to confirmation by the Dealer Manager and acceptance thereof by the Company. Investors shall complete and execute a Subscription Agreement to subscribe for the purchase of Shares. The Company reserves the right in its absolute discretion to reject any such subscription and to accept or reject subscriptions in the order of their receipt by the Company, as appropriate or otherwise. Neither you nor any other person is authorized to, and neither you nor any of your employees, agents or representatives shall give any information or make any representation (written or oral) other than those contained in the Prospectus or in any Authorized Sales Materials furnished by the Dealer Manager or the Company for use in making solicitations in connection with the offer and sale of the Shares.
1.8Upon authorization by the Dealer Manager, you may offer the Shares at the Offering price set forth in the Prospectus, subject to the terms and conditions thereof.
1.9The Dealer Manager will provide you with such number of copies of the Prospectus as you may reasonably request. You will be solely responsible for correctly placing orders of such materials, and will reimburse the Dealer Manager for any costs incurred in connection with unreasonable or mistaken orders. The Dealer Manager also understands that the Company may provide you with certain Authorized Sales Materials to be used by you in connection with the solicitation of purchases of the Shares. You will deliver a copy of the Prospectus, including any amendments and supplements thereto, as required by the Securities Act, the Exchange Act and the rules and regulations promulgated under both such acts. You agree that (a) you will deliver a copy of the Prospectus as amended and supplemented to each Investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an Investor and (b) you will not use any Authorized Sales Materials in connection with the solicitation or purchase of the Shares unless accompanied or preceded by the Prospectus, as then currently in effect, and as it may be amended or supplemented in the future.
1.10The Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering. The Dealer Manager shall be under no liability to you except for lack of good faith and for obligations expressly assumed by it in this Agreement. Nothing contained in this Section is intended to operate as, and the provisions of this Section shall not constitute a waiver by you, of compliance with any provision of the Securities Act, the Exchange Act, other applicable federal law, applicable state law or of the rules and regulations thereunder.
1.11You agree that you will offer the Shares (both at the time of an initial subscription and at the time of any additional subscription, including enrollments and increased participations in the DRP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus as amended or supplemented or in any suitability letter or memorandum sent to you by the Company or the Dealer Manager. Nothing contained in this Section 1.11 shall be construed to relieve you of your suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

1.12You will limit the offering of the Shares to persons whom you have reasonable grounds to believe, and in fact believe, meet the financial suitability and other Investor requirements set forth in the Prospectus.
1.13You will immediately bring to the attention of the Company and the Dealer Manager any circumstance or fact which causes you to believe the Prospectus, or any other Authorized Sales Materials distributed pursuant to the Offering, may be inaccurate or misleading.
1.14You agree that in recommending to an Investor the purchase or sale of the Shares, you shall have reasonable grounds to believe, on the basis of information obtained from the prospective Investor concerning his or her investment objectives, other investments, financial situation and needs, and any other information known by you, that:
1.14.1The prospective Investor meets the Investor suitability requirements set forth in the Registration Statement and the acquisition of Shares is otherwise a suitable investment for such Investor as may be required by all applicable laws, rules and regulations;
1.14.2The prospective Investor is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits described in the Registration Statement;
1.14.3The prospective Investor has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares, including, but not limited to, the total loss of the investment, lack of liquidity and other risks described in the Registration Statement;
1.14.4The prospective Investor will be acquiring the Shares for investment and not with a view a toward distribution; and
1.14.5An investment in the Shares is otherwise suitable for the prospective Investor.
1.15You agree to keep records in compliance with the requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). You agree to retain in your records and make available to the Dealer Manager and to the Company, for a period of at least 6 years following the termination of the Offering, information establishing that (i) each person who purchases the Shares pursuant to a Subscription Agreement solicited by you is within the permitted class of Investors under the requirements of the jurisdiction in which such Investor is a resident, (ii) each person met the financial qualifications and suitability requirements imposed upon the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the DRP) set forth in the Prospectus and the Subscription Agreement and (iii) each person is suitable for such investment and the basis on which such suitability determination was made. You also agree to make your records regarding suitability available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer Manager’s request.
1.16You agree that before executing a purchase transaction in the Shares, you will inform the prospective Investor and his or her purchaser representative, if any, of all pertinent facts relating to the liquidity and marketability of the Shares, as appropriate, during the term of the investment.

1.17You hereby undertake and agree to comply with all obligations applicable to you as set forth in FINRA rules, including, but not limited to, any new suitability and filing requirements.
1.18You will not offer Shares in any jurisdiction unless and until (a) you have been advised in writing by the Company or the Dealer Manager that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) you have all required licenses and registrations to offer Shares in that jurisdiction.
1.19You agree not to rely upon the efforts of the Dealer Manager in (i) performing due diligence related to the Company (including its members, managers, officers, directors, employees, and affiliates), the Shares, or the suitability thereof for any Investors and (ii) determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal law, state law and/or FINRA. You further agree that you are solely responsible for performing adequate due diligence, and you agree to perform adequate due diligence as required by federal law, state law, and/or FINRA.
1.20You will refrain from making any representations to any prospective Investor other than those contained in the Prospectus, and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Prospectus or Authorized Sales Materials prepared by the Company and distributed by the Dealer Manager for use in making solicitations in connection with the offer and sale of the Shares.
1.21You will refrain from distributing any material to prospective Investors that is marked “Financial Advisor Use Only” or “Broker-Dealer Use Only,” or any other due diligence material related to the Offering received by you. You agree that you will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to you by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. You agree that you will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to you by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.
1.22You agree to furnish a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of federal and state securities laws and the rules and regulations thereunder, including Rule 15c2-8 under Exchange Act. Regardless of the termination of this Agreement, you will deliver a Prospectus (as amended and supplemented) in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder.
1.23[Intentionally omitted].
1.24You will provide the Dealer Manager with such information relating to the offer and sale of the Shares by you as the Dealer Manager may from time to time reasonably request.
The representations and warranties made in this Section 1 are and shall be continuing representations and warranties throughout the term of the Offering. In the event that any of these representations or warranties becomes untrue, the Selling Group Member will immediately notify the Dealer Manager in writing of the fact which makes the representation or warranty untrue.
2.Submission of Orders.

Those persons who purchase Shares will be instructed by the Selling Group Member to make their checks or wire transfers (“instruments of payment”) payable to the Company. Purchase orders which include (i) instruments of payment received by the Company at least two (2) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be executed as of the first calendar day of the month (based on the prior month’s transaction price per share of the applicable share). Any redemption requests must be made in accordance with the applicable procedures described in the Company’s offering document, the Company’s share redemption program and applicable law, rules and regulations.  The parties acknowledge and agree that a redemption request is not received in “good order” unless the redemption request and all required documentation is complete and received by the Company’s transfer agent by the applicable redemption request deadline described in the Company’s offering document or otherwise specified by the Company in writing.
The Selling Group Member will return any instrument of payment it receives not conforming to the foregoing instructions directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment received by the Selling Group Member that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:
Where, pursuant to the Selling Group Member’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and instruments of payment are received from subscribers, instruments of payment will be transmitted by the end of the next business day following receipt by the Selling Group Member for deposit to the Company or its agent.
Where, pursuant to the Selling Group Member’s internal supervisory procedures, final internal supervisory review is conducted at a different location, instruments of payment will be transmitted by the end of the next business day following receipt by the Selling Group Member to the office of the Selling Group Member conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office transmit such instruments of payment for deposit to the Company or its agent.
3.Compensation.
3.1Subject to certain conditions, and in consideration of your services hereunder, except as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), you are entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.
3.2Payment of upfront selling commissions, distribution fees and dealer manager fees shall be subject to the following conditions:
(a)No selling commissions, distribution fees or dealer manager fees will be payable with respect to any Subscription Agreements that are rejected by the Company or the Dealer Manager, or if the Company terminates the Offering for any reason whatsoever. Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” on Schedule I hereto, no selling commissions, distribution fees or dealer manager fees will be payable to you with respect to any sale of the Shares by you unless and until such time as the Company has received the total proceeds of any such sale and the Company has accepted the Subscription Agreement of such subscriber.
(b)Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” on Schedule I hereto, no selling commissions, distribution fees or dealer manager fees will be payable to you unless and until such time as the Dealer Manager has received the aggregate amount of upfront selling commission, distribution fees or dealer manager fee, as applicable, to which it is entitled.
3.3You will not receive upfront selling commissions or upfront dealer manager fees in connection with any Shares sold pursuant to the DRP, Class D shares or Class I shares, and will not receive any distribution fees in connection with sales of any Class I shares.
3.4All other expenses incurred by you in the performance of your obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys’ fees, shall be at your sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offering is not consummated for any reason.
3.5Once upfront selling commissions, upfront dealer manager fees and distribution fees become payable, they will be paid to you within 30 days after receipt by the Dealer Manager from the Company. The Selling Group Member, in its sole discretion, may authorize Dealer Manager to deposit selling commissions, dealer manager fees, distribution fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Selling Group Member so elects, the Selling Group Member shall provide such deposit authorization and instructions in Schedule II to this Agreement. You agree that, in the event any selling commissions, dealer manager fees, or distribution fees have been paid to the Dealer Manager pursuant to the terms of the Dealer Manager Agreement, you will look solely to the Dealer Manager for payment of any selling commissions, dealer manager fees, or distribution fees.
3.6In the event that a purchase is revoked or rescinded, the Selling Group Member will be obligated to promptly return to the Dealer Manager any selling commissions, dealer manager fees or distribution fees previously paid to the Selling Group Member in connection with such purchase.
3.7You agree that your compensation in connection to this Offering will be limited to the provisions of this Section 3 and Schedule I. The parties hereby agree that the foregoing selling commissions, dealer manager fees and distribution fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares. Furthermore, you agree not to charge a prospective Investor any fees in connection with this Offering.
3.8You affirm that the Dealer Manager’s liability for selling commissions, dealer manager fees or distribution fees payable is limited solely to the proceeds of selling commissions, dealer manager fees or distribution fees receivable from the Company. Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” in Schedule I hereto, you hereby waive any and all rights to receive payment of selling commissions, dealer manager fees or distribution fees due until such time as the Dealer Manager is in receipt of the selling commissions, dealer manager fees, or distribution fees from the Company. Notwithstanding the above, you affirm that, to the extent you retain selling commissions or dealer manager fees as described under “Upfront Selling Commissions and Dealer Manager Fees” in Schedule I hereto, neither the Company nor the Dealer Manager shall have liability for selling commissions or dealer manager fees payable to you, and that you are solely responsible for retaining the selling commissions and dealer manager fees due to you from the subscription funds received by you from your customers for the purchase of Shares in accordance with the terms of this Agreement.
3.9You acknowledge that the Company is not liable or responsible for the direct payment of selling commissions, dealer manager fees, or distribution fees to you. You acknowledge that, if the Company pays selling commissions, dealer manager fees or distribution fees to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or distribution fees to you. The Company may rely on and use the preceding acknowledgment as a defense against any claim by you for selling commissions, dealer manager fees or distribution fees that the Company pays to Dealer Manager but that Dealer Manager fails to remit to you.
3.10Notwithstanding anything herein to the contrary, you will not be entitled to receive any selling commissions, dealer manager fees, distribution fees or any other compensation which would cause the total aggregate amount of selling commissions, dealer manager fees, distribution fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with an Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in such Primary Offering in the aggregate.
4.Solicitation.
4.1In connection with your participation in the offer and sale of Shares (including, without limitation all initial and additional subscriptions for Shares and any resales and transfers of Shares), you agree to comply with applicable requirements of (i) the Securities Act, the Exchange Act, and the rules and regulations promulgated under both such acts, including Regulation Best Interest, (ii) applicable state securities laws and the published rules and regulations thereunder, (iii) the FINRA rules, (iv) all applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Article III.C. and III.E. of the NASAA Guidelines, (v) any other state and federal laws, rules and regulations applicable to the Offering, the sale of Shares or your activities pursuant to this Agreement and (vi) this Agreement and the Prospectus as amended and supplemented. In particular, you agree that you will not give any information or make any representations other than those contained in the Prospectus and in any Authorized Sales Materials furnished to you by the Dealer Manager or the Company for use in making solicitations in connection with the offer and sale of Shares. Further, with respect to any use by you of electronic delivery of offering documents or subscription agreements and electronic signatures, you agree to comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017, as well as the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time, and you agree to execute and deliver to the Company the side letter attached as Schedule III of this Agreement and abide by the terms thereof.
4.2You will conduct all solicitation and sales efforts in conformity with the Securities Act, and exemptions available under applicable state law and conduct reasonable investigation to ensure that all prospective Investors are not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable enabling legislation or other Executive Orders in respect thereof (such lists are collectively referred to as “Lists”) or (ii) owned or controlled by, nor act for or on behalf of, any person or entity on the Lists.
4.3You agree to promptly provide to the Dealer Manager copies of any written or otherwise documented complaints from customers received by you relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by you).
5.Offer and Sale Activities. It is understood that under no circumstances will you engage in any activities hereunder in any state other than those for which permission has been granted by the Dealer Manager to you, as evidenced by written acknowledgement by the Dealer Manager that such state has been cleared for offer and sale activity. It is further understood that you shall notify the Company of Subscription Agreements you receive within 2 business days of receipt so that the Company may make any required federal or state law filings.
6.Relationship of Parties. Except as specifically set forth in Schedule III hereto, nothing contained herein shall be construed or interpreted to constitute the Selling Group Member as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager or the Company. The Dealer Manager shall be under no liability to make any payment to you except out of the funds received pursuant to the terms of the Dealer Manager Agreement as hereinabove provided, and the Dealer Manager shall not be under any liability for, or in respect of the value or validity of the Subscription Agreement, the Shares or the performance by anyone of any agreement on its part, or for, or in respect of any matter connected with this Agreement, except for lack of good faith by the Dealer Manager, and for obligations expressly assumed by the Dealer Manager in this Agreement.
7.Indemnification and Contribution. You hereby agree and acknowledge that you shall be entitled to the rights, and be subject to the obligations and liabilities, of the indemnification and contribution provisions contained in the Dealer Manager Agreement, including without limitation, the provisions by which the Selling Group Members shall severally agree to indemnify and hold harmless the Company and the Dealer Manager and their respective owners, managers, members, trustees, partners, directors, officers, employees, agents, attorneys and accountants.
8.Privacy Act. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.
8.1Customer Information. “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account number).
8.2Usage and Nondisclosure. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.
8.3Safeguarding Customer Information. The parties shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.
8.4Survivability. The provisions of Section 7 and this Section 8 shall survive the termination of this Agreement.

9.Survival of Provisions. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement and in the applicable provisions of the Dealer Manager Agreement shall be deemed to be representations, warranties and agreements at and through the term of the Offering, and such representations, warranties and agreements by the Dealer Manager or the Selling Group Members, including the indemnity agreements contained in Sections 10, 11 and 12 of, and the contribution agreements contained in Section 13 of, the Dealer Manager Agreement, shall remain operative and in full force and effect regardless of any investigation made by the Dealer Manager, the Selling Group Members and/or any controlling person, and shall survive the sale of, and payment for, the Shares and the termination of this Agreement.
10.Termination. The Selling Group Member will suspend or terminate the Offering upon request of the Company or the Dealer Manager at any time and will resume the Offering upon the subsequent request of the Company or the Dealer Manager. This Agreement may be terminated by the Dealer Manager or a Selling Group Member at any time upon 5 days’ written notice to the other party. If this Agreement is terminated the Selling Group Member is still obligated to fulfill its delivery requirements pursuant to Sections 1.9 and 1.22.
11.Dealer Manager Obligations.
11.1Notifications. The Dealer Manager shall provide prompt written notice to the Selling Group Members of any material changes to the Registration Statement that in its judgment could materially and adversely affect a Selling Group Member with respect to this Offering.
11.2Records. The Dealer Manager shall retain in its records and make available to the Selling Group Members, for a period of at least 6 years following the termination of the Offering, any communications and information with respect to a prospective Investor that has otherwise not been provided to a Selling Group Member.
11.3FINRA Rule 5110. The Dealer Manager has submitted to FINRA (or will submit no later than three business days after filing with or submitting to the SEC or any state securities commission or other regulatory authority) a copy of the documents and the information to be filed pursuant to FINRA Rule 5110(a)(4) with respect to each Offering; provided, however, any documents that are filed with the SEC through the SEC’s EDGAR System that are referenced in FINRA’s electronic filing system shall be treated as filed with FINRA (the “FINRA Filing”). No sales of Shares in an Offering shall commence unless such documents and information have been filed with and reviewed by FINRA and FINRA has provided an opinion that it has no objections to the proposed underwriting and other terms and arrangements with respect to such Offering.
11.4Confirmation. The Dealer Manager hereby acknowledges that it has assumed the duty to confirm on behalf of the Selling Group Members all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Dealer Manager is advised of such laws in writing by the Selling Group Member.
12.Governing Law. This Agreement shall be governed by, subject to and construed in accordance with the laws of the State of Utah without regard to conflict of law provisions.
13.Dispute Resolution. Any controversy arising out of or related to this Agreement or the breach thereof shall be settled by arbitration in Salt Lake County, Utah, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he desires that a matter be arbitrated. If the parties are unable within such 30 day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the Salt Lake County office of The American Arbitration Association, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney’s fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each party shall be entitled to discovery. Any action not resolved pursuant to the foregoing shall be brought only in a court of competent jurisdiction located in Salt Lake County, Utah.
14.Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and operative and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative.
15.Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.
16.Modification or Amendment. This Agreement may be amended at any time by the Dealer Manager by written notice to the Selling Group Member, and any such amendment shall be deemed accepted by the Selling Group Member upon placement of an order for sale of Shares by such Selling Group Member’s customer after the Selling Group Member has received such notice.
17.Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, (i) if sent to the Dealer Manager, shall be mailed or delivered to Orchard Securities, LLC, 365 Garden Grove Lane, Suite 100, Pleasant Grove, Utah 84062, (ii) if sent to the Company, shall be mailed or delivered to Cottonwood Communities, Inc., 1245 E. Brickyard Road, Suite 250, Salt Lake City, UT 84106, or (iii) if sent to you, shall be mailed or delivered to you at your address set forth below. The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.
18.Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the persons referred to in Sections 10, 11, 12 and 13 of the Dealer Manager Agreement and in Section 5 of the side letter attached as Schedule III to this Agreement, their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.
19.Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any subsequent occurrence.
20.Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.
21.Entire Agreement. This Agreement, along with the Schedules attached hereto and the applicable provisions of the Dealer Manager Agreement, constitute the entire understanding between the parties hereto and supersede any prior understandings or written or oral agreements between them respecting the subject matter hereof.
22.Anti-Money Laundering Compliance Programs. Each Selling Group Member’s acceptance of this Agreement constitutes a representation to the Dealer Manager that the Selling Group Member has established and implemented an anti-money laundering (“AML”) compliance program (“AML Program”), in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act, the Bank Secrecy Act, as amended, and Section 326 of the Patriot Act of 2001, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Shares. In addition, the Selling Group Member represents that it has established and implemented a program (“OFAC Program”) for compliance with OFAC and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, the Selling Group Member hereby agrees to (i) furnish a copy of its AML Program and OFAC Program to the Dealer Manager for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with the Selling Group Member’s most recent independent testing of its AML Program and/or its OFAC Program.
The parties acknowledge that for the purposes of the FINRA rules the Investors who purchase Shares through the Selling Group Member are “Customers” of the Selling Group Member and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, the Selling Group Member shall cooperate with the Dealer Manager’s auditing and monitoring of the Selling Group Member’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s investors introduced to, and serviced by, the Selling Group Member (the “Customers”). Such documentation could include, among other things: (i) copies of Selling Group Member’s AML Program and its OFAC Program; (ii) documents maintained pursuant to the Selling Group Member’s AML Program and its OFAC Program related to the Customers; (iii) any suspicious activity reports filed related to the Customers; (iv) audits and any exception reports related to the Selling Group Member’s AML activities; and (v) any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Dealer Manager, a potential violation of the Dealer Manager’s obligations in respect of its AML or OFAC requirements, the Selling Group Member will permit the Dealer Manager to further inspect relevant books and records related to the Customers (with respect to the Offering) and/or the Selling Group Member’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, the Selling Group Member shall not be required to provide to the Dealer Manager any documentation that, in the Selling Group Member’s reasonable judgment, would cause the Selling Group Member to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. The Selling Group Member hereby represents that it is currently in compliance with all AML rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. The Selling Group Member hereby agrees, upon request by the Dealer Manager to (i) provide an annual certification to the Dealer Manager that, as of the date of such certification (A) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (B) it has continued to implement its AML Program and its OFAC Program and (C) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act and (ii) perform and carry out, on behalf of both the Dealer

Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.
23.Due Diligence. Pursuant to the Dealer Manager Agreement, the Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to the Selling Group Member (or their agents performing due diligence) in connection with its due diligence review of the Offering. In the event the Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates and the Dealer Manager will reasonably cooperate with the Selling Group Member to accommodate such request. All Due Diligence Information received by the Selling Group Member in connection with its due diligence review of the Offering is confidential and shall be maintained as confidential and not disclosed by the Selling Group Member, except to the extent such information is disclosed in the Registration Statement.
24.Electronic Delivery of Information; Electronic Processing of Subscriptions. Pursuant to the Dealer Manager Agreement, the Company has agreed to confirm all orders for the purchase of Shares accepted by the Company. In addition, the Company, the Dealer Manager and/or third parties engaged by the Company or the Dealer Manager may, from time to time, provide to the Selling Group Member copies of investor letters, annual reports and other communications provided to the Company investors. The Selling Group Member agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Dealer Manager, the Selling Group Member and/or their agents or customers may be provided electronically, as a preference but not as a requirement. Notwithstanding the foregoing, the Selling Group Member is only authorized to electronically deliver the Prospectus, subscription agreements and Authorized Sales Materials if the Selling Group Member has executed and delivered to the Company the side letter attached as Schedule III hereto and abides by the terms thereof.
With respect to Shares held through custodial accounts, the Selling Group Member agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Dealer Manager and/or their agents to Company investors may be provided solely to the custodian that is the registered owner of the Shares, rather than to the beneficial owners of the Shares. In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Shares.
The Selling Group Member agrees and acknowledges that the Dealer Manager may, as a preference but not as a requirement, use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model. If an electronic platform is used, the Selling Group Member agrees to cooperate with the processing of subscriptions through such an electronic platform if reasonably practical; provided, that the Selling Group Member is only authorized to utilize electronic signatures of subscription agreements if the Selling Group Member has executed and delivered to the Company the side letter attached as Schedule III hereto and abides by the terms thereof.
25.Third Party Beneficiaries. The Company and its affiliates, successors and assigns shall be express third party beneficiaries of Section 1 of this Agreement.
26.Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Dealer Manager and Selling Group Member and their respective successors and permitted assigns.

Please confirm this Agreement to solicit persons to acquire the Shares on the foregoing terms and conditions by signing and returning the form enclosed herewith.
Very truly yours,

ORCHARD SECURITIES, LLC, a
Utah limited liability company

By:

Its:

Orchard Securities, LLC
365 Garden Grove Lane, Suite 100
Pleasant Grove, Utah 84062

Re:    Offering of Shares in Cottonwood Communities, Inc.
Ladies and Gentlemen:
The undersigned confirms its agreement to act as a Selling Group Member as referred to in the foregoing Soliciting Dealer Agreement, subject to the terms and conditions of such Agreement. The undersigned confirms that it is a member in good standing of the Financial Industry Regulatory Authority, Inc., and is qualified under federal law and the laws of the states in which sales are to be made by the undersigned to act as a Selling Group Member.

Dated: _____________________, 20__
(Print Name of Firm)

By:
(Authorized Representative)

Address:

Taxpayer Identification Number: ____________________

Registered as broker-dealer in the following states:
☐ All States
☐ AL ☐ AK ☐ AZ ☐ AR ☐ CA ☐ CO ☐ CT ☐ DE ☐ DC ☐ FL ☐ GA ☐ HI ☐ ID
☐ IL ☐ IN ☐ IA ☐ KS ☐ KY ☐ LA ☐ ME ☐ MD ☐ MA ☐ MI ☐ MN ☐ MS ☐ MO
☐ MT ☐ NE ☐ NV ☐ NH ☐ NJ ☐ NM ☐ NY ☐ NC ☐ ND ☐ OH ☐ OK ☐ OR ☐ PA
☐ RI ☐ SC ☐ SD ☐ TN ☐ TX ☐ UT ☐ VT ☐ VA ☐ WA ☐ WV ☐ WI ☐ WY ☐ PR

Schedule I
To Soliciting Dealer Agreement
The following reflects the selling commissions, dealer manager fees, distribution fees and other terms as agreed upon between Orchard Securities, LLC (the “Dealer Manager”) and Selling Group Member, effective as of the effective date of the Soliciting Dealer Agreement (the “Agreement”) between the Dealer Manager and Selling Group Member in connection with the offering of Shares of Cottonwood Communities, Inc. (the “Company”).
Upfront Selling Commissions and Dealer Manager Fees.
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Selling Group Member of Class T shares that the Selling Group Member is authorized to sell in the Primary Offering, the Dealer Manager shall reallow to Selling Group Member an upfront selling commission and dealer manager fee in an amount up to the percentage, if any, set forth below of the transaction price per share on such completed sales of Class T shares in the Primary Offering by Selling Group Member. Selling Group Member shall not receive selling commissions or dealer manager fees for sales of any DRP Shares, or for sales of any Class D shares or Class I shares, whether in the Primary Offering or pursuant to the DRP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 2 of the Agreement, the Company has accepted the subscription agreement of such subscriber, and the Company has thereafter distributed the selling commission and dealer manager fee to the Dealer Manager in connection with such transaction.
The Selling Group Member may withhold the upfront selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Class T shares in the Primary Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) the Selling Group Member is legally permitted to do so; and (ii) (A) the Selling Group Member meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Selling Group Member has forwarded the Subscription Agreement to the Company or its agent, and the Company has accepted the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which the Selling Group Member is entitled, to the Company or its agent; and (C) the Selling Group Member has verified that there are sufficient funds in the investor’s account with the Selling Group Member to cover the entire cost of the subscription. Selling Group Member shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following the Company’s acceptance of the subscription.
The Selling Group Member shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Selling Group Member, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers.

Terms and Conditions of the Distribution Fees.
The payment of the distribution fee to Selling Group Member is subject to the terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Selling Group Member elects to sell Class T shares or Class D shares, eligibility to receive the distribution fee with respect to the Class T shares and Class D shares, as applicable, sold by the Selling Group Member is conditioned upon the Selling Group Member acting as broker-dealer of record with respect to such Shares.
The Selling Group Member hereby represents by its acceptance of each payment of the distribution fee that it complies with the above requirements.

Subject to the conditions described herein, the Dealer Manager will reallow to Selling Group Member the distribution fee in an amount described below, on Class T shares and Class D shares sold by Selling Group Member, as applicable. To the extent payable, the distribution fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the distribution fee, the Selling Group Member’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.
Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Selling Group Member is no longer the broker-dealer of record with respect to such Class T shares or Class D shares, as applicable, then Selling Group Member’s entitlement to the distribution fees related to such Class T shares and Class D shares, as applicable, shall cease, and Selling Group Member shall not receive the distribution fees for any portion of the month in which Selling Group Member is not the broker dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class T shares or Class D shares is made in connection with a change in the registration of record for such Class T shares or Class D shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then Selling Group Member shall be entitled to a pro rata portion of the distribution fees related to such Class T shares and Class D shares, as applicable, for the portion of the month for which Selling Group Member was the broker dealer of record.
Thereafter, such distribution fees may be reallowed to the then-current broker-dealer of record of the Class T shares or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Soliciting Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Soliciting Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Selling Group Member is not entitled to any distribution fee with respect to the Class I shares, whether sold in the Primary Offering or pursuant to the DRP, or the Class A shares or Class TX shares. The Dealer Manager may also reallow some or all of the distribution fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

As described in the Prospectus, the Company and the Dealer Manager will cease paying the distribution fee with respect to any Class T share or Class D share, as applicable, held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that total upfront selling commissions, upfront dealer manager fees, and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, 8.5% with respect to the Class T shares, or 8.0% with respect to the Class D shares (or for both classes, a lower limit as set forth in the applicable agreement between the Dealer Manager and a participating broker-dealer at the time such shares were issued provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the gross proceeds from the sale of such shares and purchased in a primary offering (i.e., an offering other than a DRP). At the end of such month, such Class T share or Class D share in such account (including shares in such account purchased through the DRP or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate NAV as such share.
In addition, after termination of a primary offering registered under the Securities Act, each Class T or Class D share sold in that primary offering, each Class T or Class D share sold under a DRP pursuant to the same registration statement that was used for that primary offering, and each Class T or Class D share received as a stock dividend with respect to such shares sold in such primary offering or DRP, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, at the end of the month in which the Company, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for the Company’s account through that primary offering. The Company and the Dealer Manager will cease paying the distribution fee with respect to any such share on the date such determination is made.
Further, if not already converted into Class I shares as described above, each Class T share and Class D share held in a stockholder’s account (including shares in such account purchased through the DRP or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity or the sale or other disposition of all or substantially all of the Company’s assets. The Company and the Dealer Manager will cease paying the distribution fee with respect to any such share upon the occurrence of any of the above events. For purposes of this Agreement, the portion of the distribution fee accruing with respect to Class T and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering. Further, immediately before any liquidation, dissolution or winding up, each Class T share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Due Diligence
In addition, as set forth in the Prospectus, the Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse the Selling Group Member for reasonable bona fide due diligence expenses incurred by the Selling Group Member in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Selling Group Member and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Selling Group Member shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to Selling Group Member and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election
CHECK EACH APPLICABLE BOX BELOW IF THE SELLING GROUP MEMBER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS
☐ Class T Shares     ☐ Class D Shares     ☐ Class I shares
☐ Class A Shares (DRP only)     ☐ Class TX Shares (DRP only)
The following reflects the selling commission, dealer manager fee and/or the distribution fee as agreed upon between the Dealer Manager and the Selling Group Member for the applicable Share Class.

Class T shares
________ (Initials)	Upfront Selling Commission of 3.0% of the transaction price per Class T share sold in the Primary Offering
By initialing here, the Selling Group Member hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares. Should the Selling Group Member wish to customize its Upfront Selling Commission, it should instead complete and initial the relevant row below.

________ (Initials)	Upfront Dealer Manager of 0.5% of the transaction price per Class T share sold in the Primary Offering	By initialing here, the Selling Group Member hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

________ (Initials)
Customized Upfront Selling Commission of up to 3.5% of the transaction price per Class T share sold in the Primary Offering (but, when taken together with the Upfront Dealer Manager Fee, not to exceed 3.5% in the aggregate)*
Please insert your Upfront Selling Commission Percentage: __%
By initialing here, the Selling Group Member hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

________ (Initials)
Customized Upfront Dealer Manager Fee of up to 3.5% of the transaction price per Class T share sold in the Primary Offering (but, when taken together with the Upfront Selling Commission, not to exceed 3.5% in the aggregate)*
Please insert your Upfront Dealer Manager Fee Percentage: __%
By initialing here, the Selling Group Member hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

________ (Initials)	Distribution fee of 0.85% (at an Annualized Rate) of the aggregate NAV of outstanding Class T shares, consisting of an advisor distribution fee of 0.65% Annualized Rate), and a dealer distribution fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T shares.
By initialing here, the Selling Group Member hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares. Should the Selling Group Member choose to opt out of this provision, it will not be eligible to receive the distribution fee and initialing is not necessary. The Selling Group Member represents by its acceptance of each payment of the distribution fee that it complies with the above requirements.

________ (Initials)
Customized Distribution fee at an Annualized Rate calculated based on the aggregate NAV of outstanding Class T shares, consisting of an advisor distribution fee and a dealer distribution fee (but when such fees are taken together, will equal 0.85% (Annualized Rate) of the aggregate NAV of outstanding Class T shares).

Please insert your custom Distribution Fee rate:
Advisor distribution fee: ___%
Dealer distribution fee: ___%
By initialing here, the Selling Group Member hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T shares.

________ (Initials)
Please insert your total cap for aggregate selling commissions, dealer manager fees, and distribution fees paid with respect to the Class T shares (subject to a maximum cap of 8.5% of gross proceeds of shares sold in the Primary Offering): %
By initialing here, the Selling Group Member agrees to the terms of eligibility for the distribution fee set forth in this Schedule I.

Class D shares

________ (Initials)	Distribution fee of 0.25% (at an Annualized Rate) of the aggregate NAV of outstanding Class D shares of the aggregate NAV of outstanding Class D shares
By initialing here, the Selling Group Member agrees to the terms of the Agreement and this Schedule I with respect to the Class D shares. Should the Selling Group Member choose to opt out of this provision, it will not be eligible to receive the distribution and initialing is not necessary. The Selling Group Member represents by its acceptance of each payment of the distribution fee that it complies with the above requirements.

________ (Initials)
Please insert your total cap for aggregate selling commissions, dealer manager fees, and distribution fees paid with respect to the Class D shares (subject to a maximum cap of 8.0% of gross proceeds of shares sold in the Primary Offering): %
By initialing here, the Selling Group Member agrees to the terms of eligibility for the distribution fee set forth in this Schedule I.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

Schedule II
To Soliciting Dealer Agreement
NAME OF ISSUER: COTTONWOOD COMMUNITIES, INC.
NAME OF SELLING GROUP MEMBER:
SCHEDULE TO AGREEMENT DATED:
Selling Group Member hereby authorizes the Dealer Manager or its agent to deposit selling commissions, dealer manager fees, distribution fees, and other payments due to it pursuant to the Soliciting Dealer Agreement to its bank account specified below. This authority will remain in force until Selling Group Member notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Selling Group Member’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selling Group Member for an amount not to exceed the amount of the erroneous deposit.

Bank Name:
Bank Address:
Bank Routing Number:
Account Number:

“SELLING GROUP MEMBER”

(Print Name of Selling Group Member)

By:

Name:

Title:

Date:

Schedule III
To Soliciting Dealer Agreement

___________, 20__

[name of soliciting dealer]
[address]
[address]
Re:    Cottonwood Communities, Inc.

Ladies and Gentlemen:

Reference is made to the Soliciting Dealer Agreement (the “Soliciting Dealer Agreement”) as of [insert date] among [name of soliciting dealer] (“you”) and Orchard Securities, LLC (the “Dealer Manager”), relating to your participation in the distribution of shares of Cottonwood Communities, Inc. (the “Company”). All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Soliciting Dealer Agreement.

You have indicated that you may wish to utilize electronic delivery with respect to the delivering of the Prospectus, Subscription Agreements and Authorized Sales Materials and electronic signature with respect to a subscriber’s execution of a Subscription Agreement. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1.You will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures.

2.You will comply with all applicable SEC rules and guidelines pertaining to electronic delivery of the Prospectus, Subscription Agreements and Authorized Sales Materials and electronic signature of the Subscription Agreement.

3.You will comply with all of the applicable requirements set forth in the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures, as may be amended from time to time (the “Statement of Policy”). You will comply with such requirements in every U.S. jurisdiction irrespective of whether the jurisdiction has adopted the Statement of Policy. You acknowledge that you are acting as an agent of the Company only with respect to the delivery of the Prospectus, Subscription Agreements and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and only to the extent your actions are in compliance with the Statement of Policy and the Soliciting Dealer Agreement.

4.You will also comply, as applicable, with the Electronic Signatures in the Global and National Commerce Act and the Uniform Electronic Transactions Act, to the extent applicable, as adopted in each applicable jurisdiction and any other applicable laws.

5.You agree to indemnify and hold harmless the Company, the Dealer Manager, the Advisor and each person who controls any of them within the meaning of either Section 15 of the Securities Act (collectively, the “Indemnitees”), from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, arising out of any breach of this agreement.

6.This agreement is for the benefit of each of the Indemnitees.

7.In consideration of the foregoing, the Company hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth herein.

8.This agreement shall be governed by and construed in accordance with the laws of the State of Utah, without reference to the choice-of-law principles thereof.

9.Whenever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this agreement shall not be affected or impaired in any way.

10.This agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.

11.Sections 5, 6 and 8 through 11 shall survive termination of this agreement.

12.This agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

Very truly yours,

COTTONWOOD COMMUNITIES, INC.

By:
Name: Title:
Accepted as of the date hereof:

[NAME OF SOLICITING DEALER]

By:
Name: Title:

EXHIBIT A
DEALER MANAGER AGREEMENT